Exhibit 10.23

KINIKSA PHARMACEUTICALS, LTD.

2018 Employee SHARe Purchase Plan

OFFERING DOCUMENT

This document (this “Offering Document”) is adopted by the Compensation Committee of the Board of Directors of Kiniksa Pharmaceuticals, Ltd. (the “Company”), in its capacity as Administrator of the Kiniksa Pharmaceuticals, Ltd. 2018 Employee Share Purchase Plan (the “Plan”) and is made a part of the Plan. A copy of this Offering Document shall be attached to the Plan. Defined terms used in this Offering Document without definition have the meanings specified in the Plan.

This Offering Document shall be effective for the Offering Period under the Plan commencing January 1, 2021, shall supersede any prior Offering Documents under the Plan as of its effectiveness and shall apply to subsequent Offering Periods under the Plan until this Offering Document is terminated, amended or modified by the Administrator or a new Offering Document is adopted by the Administrator.

Eligibility Requirements:	Eligible Employees of the Company and the Designated Subsidiaries indicated below shall be eligible to participate, provided they meet the other eligibility requirements set forth in the Plan.

Designated Subsidiaries:

All Subsidiaries of the Company organized under the laws of any state of the United States of America (except any such Subsidiary that the Administrator has specifically designated as ineligible to participate in the Plan) and each other Subsidiary that the Administrator has specifically designated as eligible to participate in the Plan.

Offering Periods to Commence:

On each January 16 and July 16 (ending on each of July 15 and January 15, respectively); provided, however, that the initial Offering Period under this Offering Document (the “Initial Offering Period”) shall commence on January 1, 2021 (such date, the “Initial Offering Commencement Date”) and end July 15, 2021 (the “Initial Offering End Date”).

Length of Offering Periods:	Six months; provided, however, that the Initial Offering Period will commence on the Initial Offering Commencement Date and end on the Initial Offering End Date.

Purchase Dates:	The Purchase Date with respect to an Offering Period shall occur on the final Trading Day of the Offering Period.

Purchase Price:

On each Purchase Date, the purchase price for a Share will be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to the Plan; provided, further, that the Purchase Price shall not be less than the par value of a Share.

Contributions:

A Participant may elect to have up to 10% of the Participant’s Compensation deducted on each payday on an after-tax basis for use in purchasing Common Shares pursuant to the Plan and subject to the limitations on purchasing Common Shares thereunder.

Enrollment:

Eligible Employees must enroll in an Offering Period by delivering to the Company or its designee at least seven days prior to the first day of the Offering Period a completed subscription agreement in the form provided by the Company (a “Subscription Agreement”).

Changes in Contribution Rates:

Participants may decrease their rate of contributions once during an Offering Period by delivering a completed Subscription Agreement to the Company or its designee at least seven days prior to the final day of the Offering Period and the decrease will become effective on the first payroll date that occurs at least seven days after the Company’s (or its designee’s) receipt of the new Subscription Agreement. Participants may not increase their rate of contributions during an Offering Period. Participants may increase or decrease their rate of contributions for future Offering Periods by delivering to the Company or its designee at least seven days prior to the first day of the Offering Period a completed Subscription Agreement.

Withdrawals:	A Participant may withdraw from an Offering Period not less than seven days prior to the final day of the Offering Period.
If a Participant withdraws from an Offering Period, the Participant may elect to participate again in any subsequent Offering Period so long as the Participant is still eligible to participate in the Plan.

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